Terry Amisano Ltd.                                                AMISANO HANSON
                                                      Chartered  Accountants and
Kevin Hanson, CA, CPA (Nevada)                     Certified  Public  Accountant



November 20, 2003



US Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington DC
USA  20549

Dears Sir/Madame:

RE:       NETCO INVESTMENTS INC. (THE "COMPANY")
          FORM SB-2 REGISTRATION STATEMENT

We hereby consent to the inclusion or incorporation by reference in this form SB-2 Registration Statement dated December 12, 2003, of the following:

     - Our report to the Stockholders dated October 31, 2003 on the financial statements of the Company as at December 31, 2002 and for the year then ended.

Yours  truly
AMISANO  HANSON



'Amisano Hanson'


Chartered Accountants and
Certified Public Accountant




750 WEST PENDER STREET, SUITE 604                       TELEPHONE:  604-689-0188
VANCOUVER CANADA                                        FACSIMILE:  604-689-9773
V6C 2T7                                               E-MAIL:  amishan@telus.net


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